Exhibit 99.2

GULFPORT ENERGY CORPORATION

Summary Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial information is presented to illustrate the effect of Gulfport’s (or our) purchase of oil and gas assets from Vitruvian for cash and shares of our common stock to be issued to Vitruvian in the Acquisition. The unaudited pro forma balance sheet as of December 31, 2016 is based on our historical financial statements as of December 31, 2016 after giving effect to the transaction as if it had occurred on December 31, 2016. The unaudited pro forma statements of operations for the fiscal year ended December 31, 2016 are based on the historical financial statements for such period after giving effect to the transaction as if it had occurred on January 1, 2016. The unaudited pro forma financial information should be read in conjunction with our historical consolidated financial statements and notes thereto included in our reports filed with the SEC under the Securities Exchange Act of 1934, as amended.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what our actual results of operations or our financial position would have been had the transactions occurred on the respective dates assumed, nor is it indicative of our future operating results or financial position. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that our management believes to be reasonable.

GULFPORT ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

At December 31, 2016

			Pro
	Gulfport	Vitruvian	Forma		Gulfport
	Historical	Historical	Adjustments		Combined
	(in thousands)

Assets
Current assets:
Cash and cash equivalents	$1,275,875	$2,632	$(1,171,725	) (1), (2)	$106,782
Restricted cash	185,000	—	(185,000	) (2)	—
Accounts receivable - oil and gas	136,761	38,304	(38,304	) (1)	136,761
Accounts receivable - related parties	16	2,187	(2,187	) (1)	16
Prepaid expenses and other current assets	7,639	12,834	(12,834	) (1)	7,639
Short-term derivative instruments	3,488	2,275	(2,275	) (1)	3,488

Total current assets	1,608,779	58,232	(1,412,325)		254,686

Property and equipment:
Oil and natural gas properties, full-cost accounting, $1,580,305, $368,238 and $3,058,815 excluded from amortization as reported and pro forma as adjusted, respectively	6,071,920	1,252,966	569,524	(2)	7,894,410
Other property and equipment	68,986	17,199	(17,199	) (1)	68,986
Accumulated depletion, depreciation, amortization and impairment	(3,789,780)	(498,256)	498,256	(1)	(3,789,780)

Property and equipment, net	2,351,126	771,909	1,050,581		4,173,616

Other assets
Equity investments	243,920	—	—		243,920
Deferred financing costs	—	1,386	(1,386	) (1)	—
Long-term derivative instruments	5,696	—	—		5,696
Deferred tax asset	4,692	—	—		4,692
Other assets	8,932	28	(28	) (1)	8,932

Total other assets	263,240	1,414	(1,414)		263,240

Total assets	$4,223,145	$831,555	$(363,158)		$4,691,542

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$265,124	$69,637	$(69,637	) (1)	$265,124
Asset retirement obligation - current	195	—	—		195
Short-term derivative instruments	119,219	15,384	(15,384	) (1)	119,219
Current maturities of long-term debt	276	221,500	(221,500	) (1)	276

Total current liabilities	384,814	306,521	(306,521)		384,814

Long-term derivative instrument	26,759	6,443	(6,443	) (1)	26,759
Asset retirement obligation - long-term	34,081	6,647	(2,889	) (1), (2)	37,839
Long-term debt, net of current maturities	1,593,599	98,731	(98,731	) (1)	1,593,599

Total liabilities	2,039,253	418,342	(414,584)		2,043,011

Commitments and contingencies

Preferred stock, $.01 par value

Stockholders’ equity:

Common stock - $.01 par value	1,588	—	239	(2)	1,827
Paid-in capital	3,946,442	—	464,400	(2)	4,410,842
Accumulated other comprehensive loss	(53,058)	—	—		(53,058)
Retained (deficit) earnings	(1,711,080)	413,213	(413,213	) (1)	(1,711,080)

Total stockholders’ equity	2,183,892	413,213	51,426		2,648,531

Total liabilities and stockholders’ equity	$4,223,145	$831,555	$(363,158)		$4,691,542

GULFPORT ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

			Vitruvian
	Gulfport	Vitruvian	Acquisition
	Historical	Historical	Adjustments		Pro Forma
	(in thousands)
Revenues:
Gas sales	$420,128	$96,741	$—		$516,869
Oil and condensate sales	81,173	49,585	—		130,758
Natural gas liquids sales	59,115	29,070	—		88,185
Net loss on gas, oil and NGL derivatives	(174,506)	—	(38,209	) (3)	(212,715)

	385,910	175,396	(38,209)		523,097

Costs and expenses:
Lease operating expenses	68,877	6,819	—		75,696
Production taxes	13,276	3,055	—		16,331
Midstream gathering and processing	165,972	42,042	—		208,014
Depreciation, depletion, and amortization	245,974	64,751	34,396	(4)	345,121
Impairment of oil and gas properties	715,495	190,532	—		906,027
General and administrative	43,409	17,553	(13,188	) (5)	47,774
Accretion expense	1,057	—	337	(6)	1,394

	1,254,060	324,752	21,545		1,600,357

LOSS FROM OPERATIONS:	(868,150)	(149,356)	(59,754)		(1,077,260)

OTHER (INCOME) EXPENSE:
Interest expense	63,530	—	—		63,530
Interest income	(1,230)	—	—		(1,230)
Insurance proceeds	(5,718)	—	—		(5,718)
Loss on debt extinguishment	23,776	—	—		23,776
Gain Loss on derivative contracts, net	—	38,209	(38,209	) (3)	—
Loss from equity method investments	33,985	—	—		33,985
Loss on sale of assets	—	85	—		85
Other expense	129	—	—		129

	114,472	38,294	(38,209)		114,557

LOSS BEFORE INCOME TAXES	(982,622)	(187,650)	(21,545)		(1,191,817)

INCOME TAX (BENEFIT) EXPENSE	(2,913)	49	1,528	(7)	(1,336)

NET LOSS	$(979,709)	$(187,699)	$(23,073)		$(1,190,481)

NET LOSS PER COMMON SHARE:

Basic	$(7.97)				$(8.11)

Diluted	$(7.97)				$(8.11)

Weighted average common shares outstanding - Basic	122,952,866		23,852,117		146,804,983

Weighted average common shares outstanding - Diluted	122,952,866		23,852,117		146,804,983

Notes:

(1)	These adjustments reflect the elimination of certain assets and liabilities that were not part of the assets acquired or liabilities assumed in the Vitruvian Acquisition.

(2)	The Vitruvian Acquisition qualified as a business combination for accounting purposes and, as such, the Company estimated the fair value of the acquired properties as of the February 17, 2017 acquisition date. The fair value of the consideration transferred at the closing date of the Vitruvian Acquisition is allocated in the following preliminary purchase price allocation:

(In thousands)
Consideration:
Cash	$1,354,093
Fair value of Gulfport’s common stock issued(i)	464,639

Total Consideration	$1,818,732

Estimated Fair Value of Assets Acquired and Liabilities Assumed:
Oil and natural gas properties
Proved properties	$341,144
Unproved properties	1,481,346
Asset retirement obligations	(3,758)

$1,818,732

(i)	23,852,117 shares of Gulfport common stock at $19.48 per share (closing price at February 17, 2017)

Upon closing of the Vitruvian Acquisition, the Company transferred $1.35 billion in cash, subject to certain adjustments, and approximately 23.9 million shares of the Company’s common stock (of which approximately 5.2 million shares are subject to the indemnity escrow). The value of the purchase price consideration may change based upon the finalization of purchase price adjustments and finalization of the Company’s valuation of the assets acquired and liabilities assumed.

The initial purchase price of $1.85 billion consisted of cash consideration of $1.35 billion and equity consideration of $500.0 million (23,852,117 shares of Gulfport common stock based on equity offering price of $20.96 on December 15, 2016). The decrease in the price of Gulfport’s common stock from $20.96 on December 15, 2016 to $19.48 on February 17, 2017 resulted in a decrease to the fair value of the total consideration paid of approximately $35.3 million, which resulted in a closing date fair value lower than the initial purchase price.

(3)	The following adjustment has been made to the presentation of Vitruvian historical amounts to conform with the Company’s presentation.

a. Reclassification of $38,209 of loss on derivative contracts, net to net loss on gas, oil and NGL derivatives.

(4)	To adjust historical depletion expense associated with the oil and gas properties acquired. The pro forma adjustment includes adjusting the acquired oil and natural gas properties to their fair value calculated as of the acquisition date and applying the full cost method of accounting.
(5)	Reflects adjustment for historical general and administrative costs not acquired.
(6)	To adjust historical accretion expense associated with the oil and gas properties acquired.
(7)	To adjust historical income tax expense for the oil and gas properties acquired.